UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

Hawaiian Telcom Holdco, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34686	16-1710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Bishop Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (808) 546-4511

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 12, 2012, the Company issued a press release announcing that Hawaiian Telcom, Inc., its indirect wholly-owned subsidiary, has entered into an agreement to acquire all of the issued and outstanding capital stock of Wavecom Solutions Corporation, a Hawaii corporation.  A copy of the press release announcing the execution of the agreement is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1                           Press release dated July 12, 2012 announcing execution of agreement to acquire Wavecom Solutions Corporation.

Forward Looking Statements

This report contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” qualifiers such as “preliminary” and similar expressions. Forward-looking statements contained in this report are based on estimates and assumptions, which assumptions and estimates may prove to be inaccurate, and involve risks and uncertainties. Forward-looking statements contained in this report are not guarantees of future events, and we cannot assure you that the acquisition described herein will close or that such statements will be realized. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors.  The Company disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN TELCOM HOLDCO, INC.

/s/ Eric K. Yeaman
Date: July 12, 2012	Eric K. Yeaman
President and Chief Executive Officer